                                                                    Exhibit 3.77

                             AMENDMENT NUMBER ONE TO
                             JOINT VENTURE AGREEMENT

      This Amendment Number One to Joint Venture Agreement (this "Amendment") is made effective as of June 8, 2004, and is entered into by Comprehensive Medical Imaging, Inc., a Delaware corporation ("CMI"), and Comprehensive Medical Imaging Centers, Inc., a Delaware corporation ("CMIC" and together with CMI, the "Members"), in their capacity as the members or venturers of Los Gatos Imaging Center, a Texas general partnership (the "Company"). This Amendment amends the Company's Joint Venture Agreement dated as December 31, 1987 (the "Agreement"). Capitalized terms used in the Amendment and not otherwise defined have the meanings ascribed in the Agreement.

      Accordingly, the Members hereby agree as follows:

      1. AMENDMENT TO SECTION 7. The second to last paragraph of Section 7 "MANAGEMENT OF THE JOINT VENTURE", beginning "Notwithstanding the foregoing," is hereby deleted in its entirety.

      2. AMENDMENT TO SECTION 14. Section 14 of the Agreement "ASSIGNMENT OF INTEREST IN THE JOINT VENTURE" is hereby deleted in its entirety.

      3. EFFECTIVE DATE. This Amendment shall be effective as of the date written above.

      4. FULL FORCE AND EFFECT. Except as amended by this Amendment, the Agreement shall remain in full force and effect; provided, however that wherever the terms and conditions of this Amendment and the terms and conditions of the Agreement conflict, the terms and conditions of this Amendment shall be deemed to supersede the conflicting terms of the Agreement.

      IN WITNESS WHEREOF, the Members have caused this Amendment to be duly executed as of the date first written above.

                                    COMPREHENSIVE MEDICAL IMAGING, INC.

                                    By: /s/ Steven T. Plochocki
                                        --------------------------------------
                                    Name: Steven T. Plochocki
                                    Title: President and Chief Executive Officer

                                    COMPREHENSIVE MEDICAL IMAGING CENTERS, INC.

                                    By: /s/ Steven T. Plochocki
                                        --------------------------------------
                                    Name: Steven T. Plochocki
                                    Title: President and Chief Executive Officer